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                                                                   EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Metrocall, Inc. on Form S-3 of our report dated February 28, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE, LLP
Nashville, Tennessee
September 26, 1996